Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the previously filed Registration Statement (No. 333-194930) on Form S-8 of our report dated March 10, 2015, relating to the financial statements of Biocept, Inc., appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014.

/s/ Mayer Hoffman McCann P.C.

San Diego, California

March 10, 2015